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                  GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER

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RIDER SECTION 1.                                  DEFINITIONS
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1.1  WHAT ARE THE MOST              BENEFIT ALLOCATION MODEL -- one or more
     COMMONLY USED TERMS AND        specific investment options or purchase
     WHAT DO THEY MEAN?             payment allocation models that we will use
                                    to provide the guarantee described by this rider. The benefit allocation model selected is shown on the Rider Data Page.

                                    BENEFIT BASIS -- the guaranteed minimum
                                    contract value under this rider as of the expiration date for the benefit period. See
                                    Section 5.2.

                                    BENEFIT PERIOD -- a period of time beginning on a start date and continuing until an expiration date. References to "a benefit period" include your initial benefit period, a new benefit period if you elect to step-up and any renewal benefit period(s) thereafter.

                                    RIDER ANNIVERSARY -- the same day and month as the rider issue date for each year this rider remains in force.

                                    RIDER ISSUE DATE -- the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

                                    RIDER YEAR -- any twelve-month period
                                    beginning on a rider issue date or rider anniversary and ending one day before the next rider anniversary.

                                    WINDOW PERIOD -- the period of time that additional purchase payment(s) made may be included in the benefit basis. The window period, if any, is shown on the Rider Data Page.

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RIDER SECTION 2.                                  GENERAL INFORMATION
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2.1  WHAT IS OUR AGREEMENT          Our agreement with you includes this rider
     WITH YOU?                      as a part of the contract to which it is
                                    attached. The provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply. The issue date for this rider is shown on the Rider Data
                                    Page.

                                    We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.


2.2  WHAT ARE THE BENEFITS          This rider provides for a guaranteed minimum
     PROVIDED BY THIS RIDER?        accumulation benefit as described in this
                                    rider.

2.3  WHEN WILL THIS RIDER           You may terminate this rider on any date
     TERMINATE?                     following the expiration of the minimum
                                    charge period. The minimum charge period is shown on the Rider Data Page.

                                    This rider will automatically terminateon the earliest of:

                                         a.)  the expiration date of the benefit
                                              period;
                                         b.)  the payout date;
                                         c.)  the date due proof of death of the
                                              annuitant is received;
                                         d.)  the date there is a change of
                                              annuitant for any reason; or
                                         e.)  the date you surrender your
                                              contract.
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                                    In order to provide the guarantee described
                                    by this rider, we require use of an
                                    available benefit allocation model for your contract value and for allocation of your net purchase payments. If you elect to discontinue using an available benefit allocation model:

                                         a.)  this rider will automatically
                                              terminate on the later of:
                                              1.)  the last day of the minimum
                                                   charge period as shown on the
                                                   Rider Data Page;
                                              2.)  the date your contract value
                                                   is transferred to an
                                                   investment option other than
                                                   an available benefit
                                                   allocation model; or
                                              3.)  the date of change in
                                                   allocation of net purchase
                                                   payments to an investment
                                                   option other than an
                                                   available benefit allocation
                                                   model; and
                                         b.)  the benefit basis will be reduced
                                              to zero as of the date of the
                                              transfer or change in allocation;
                                         c.)  you can not step-up the benefit
                                              basis or renew a benefit period as
                                              described in Rider Sections 5.4
                                              and 5.5; and
                                         d.)  this rider can not be converted to
                                              a Guaranteed Minimum Withdrawal
                                              Benefit Rider as described in
                                              Section 5.6.

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RIDER SECTION 3.                                  RIDER CHARGES
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3.1  IS THERE A CHARGE FOR          There is an annual charge for this rider.
     THIS RIDER?                    The annual charge is determined by
                                    multiplying the current rider charge (shown on the Rider Data Page) by the average monthly contract value for the prior year.
                                    The average monthly contract value is equal to the sum of each monthly contract value
                                    (the contract value as of the same day of the month as the contract issue date) divided by the number of months.

                                    The current rider charge is guaranteed not to change for the duration of the benefit period. If you elect to step-up the benefit basis or renew a benefit period, the rider charge will equal the percentage that is charged for newly issued riders. If we are no longer issuing this rider, then the charge will be set by the company. In no event will the charge exceed the maximum rider charge shown on the Rider Data Page.

                                    During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                                    The rider will be deducted upon full
                                    surrender of the contract, termination of the rider after expiration of the minimum charge period, payment of death proceeds or selection of a payout option, if not on a contract anniversary. The charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

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RIDER SECTION 4.                         PURCHASE PAYMENTS AND TRANSFERS
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4.1  ARE THERE ALLOCATION           We require that net purchase payment(s) be
     LIMITATIONS DURING THE         allocated to an available benefit allocation
     BENEFIT PERIOD?                model for the duration of the benefit
                                    period.

                                    The benefit allocation model selected as of the rider issue date is shown on the Rider Data Page. Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                         a.)  add benefit allocation models
                                              without prior notice;
                                         b.)  remove or substitute benefit
                                              allocation models; and
                                         c.)  substitute investment options
                                              within an available benefit
                                              allocation model.

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                                    You will be notified in advance of any
                                    substitution, removal or change to a benefit allocation model that you selected.

                                    You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                                    If you change the allocation of subsequent net purchase payments to an investment option other than an available benefit allocation model during a benefit period:

                                         1.  your benefit basis will be reduced
                                             to zero as of the date of the
                                             change in allocation; and
                                         2.  this rider will terminate.  See
                                             Rider Section 2.3.

4.2  HOW WILL ADDITIONAL            Additional purchase payments will increase
     PURCHASE PAYMENTS MADE TO      your benefit basis, subject to the following
     YOUR CONTRACT AFFECT THE       requirements:
     BENEFIT BASIS?
                                         a.)  we must receive any additional
                                              purchase payments during the
                                              window period shown on the Rider
                                              Data Page; and

                                         b.)  your benefit basis increase is
                                              limited to the maximum window
                                              purchase payment amount shown on
                                              the Rider Data Page.

                                    Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

4.3  CAN CONTRACT VALUE BE          You may transfer your contract value to any
     TRANSFERRED?                   benefit allocation model that we make
                                    available.


                                    If you elect to transfer your contract value to an investment option other than an available benefit allocation model during a benefit period:

                                         a.)  your benefit basis will be reduced
                                              to zero as of the date of
                                              transfer; and
                                         b.)  this rider will terminate.  See
                                              Rider Section 2.3.

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RIDER SECTION 5.                     GUARANTEED MINIMUM ACCUMULATION BENEFIT
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5.1  WHAT IS THE GUARANTEED         The guaranteed minimum accumulation benefit
     MINIMUM ACCUMULATION           is a guarantee that your contract value as
     BENEFIT?                       of the expiration date for the benefit
                                    period will be at least as great as the
                                    benefit basis.

5.2  HOW IS THE BENEFIT BASIS       The benefit basis as of the rider issue date
     DETERMINED?                    is shown on the Rider Data Page.

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                                    If the rider issue date is equal to the
                                    contract issue date, your benefit basis is equal to:

                                         a.)  your initial purchase payment;
                                              plus
                                         b.)  any purchase payment(s) received
                                              during the window period (up to
                                              the maximum window purchase
                                              payment allowed); minus
                                         c.)  any adjustments for partial
                                              withdrawals.  See Rider
                                              Section 5.3.

                                    If the rider issue date is other than the contract issue date, your benefit basis is equal to:

                                         a.)  your contract value as of the
                                              rider issue date; minus
                                         b.)  any adjustments for partial
                                              withdrawals.  See Rider
                                              Section 5.3.

                                    Transfers and changes in allocation to an investment option other than to an available benefit allocation model during a benefit period will reduce your benefit basis to zero as of the date of transfer or change in allocation and will result in termination of this rider. See Rider Section 2.3.

5.3  HOW IS YOUR BENEFIT BASIS
     ADJUSTED FOR PARTIAL
     WITHDRAWALS?

                                    If you make a partial withdrawal, your
                                    benefit basis will be reduced by the greater of:


                                         a.)  the partial withdrawal amount,
                                              including associated surrender
                                              charges, if any;  or
                                         b.)  the proportion of your benefit
                                              basis withdrawn.  The proportion
                                              is equal to (1) divided by (2),
                                              with the result multiplied by (3),
                                              where:

                                              (1) = the partial withdrawal
                                                    amount, including associated
                                                    surrender charges, if any;
                                              (2) = the contract value
                                                    immediately prior to the
                                                    partial withdrawal; and
                                              (3) = the benefit basis
                                                    immediately prior to the
                                                    partial withdrawal.

5.4  CAN YOU STEP-UP THE            You have the option to step-up the benefit
     BENEFIT BASIS TO EQUAL         basis to equal the current contract value
     THE CURRENT CONTRACT           and begin a Tnew benefit period of the same
     VALUE?                         duration as the prior benefit period. This
                                    step-up option is available as of the rider anniversary that coincides with the fifth
                                    (5th) rider year for a benefit period
                                    provided:

                                         a.)  the expiration date for the new
                                              benefit period does not extend
                                              past the contract anniversary
                                              following the annuitant's 85th
                                              birthday or 10 years from the
                                              contract issue date if later;
                                         b.)  your benefit basis is greater than
                                              zero;
                                         c.)  your contract value is greater
                                              than the benefit basis as of the
                                              step-up date; and
                                         d.)  your written request to step-up
                                              the benefit is received in the
                                              home office at least thirty (30)
                                              days prior to the end of the fifth
                                              (5th) rider year for the benefit
                                              period.

                                    If the step-up is elected:

                                         a.)  a new benefit period will begin
                                              with a start date equal to the
                                              step-up date;
                                         b.)  the benefit basis will be adjusted
                                              to equal to your contract value as
                                              of the step-up date; and
                                         c.)  the minimum charge period will
                                              start over as of the step-up date.

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                                    The rider charge for the new benefit period
                                    may differ from the prior rider charge, but will not exceed the maximum rider charge shown on the Rider Data Page. See Rider
                                    Section 3.1. We will send a new Rider Data
                                    Page to you with the information that is applicable to the new benefit period.

5.5  CAN A BENEFIT PERIOD BE        You have the option to renew a benefit
     RENEWED?                       period as of the expiration date provided:

                                         a.)  the renewal benefit period is the
                                              same duration as the prior benefit
                                              period;
                                         b.)  the expiration date for the
                                              renewal benefit period does not
                                              extend past the contract
                                              anniversary following the
                                              annuitant's 85th birthday or 10
                                              years from the contract issue
                                              date, if later;
                                         c.)  your benefit basis is greater than
                                              zero;
                                         d.)  your contract value is greater
                                              than the benefit basis as of the
                                              expiration date; and
                                         e.)  your written request to renew the
                                              benefit period is received in the
                                              home office thirty (30) days prior
                                              to an expiration date.

                                    If you elect to renew a benefit period:

                                         a.)  the start date for the renewal
                                              benefit period is equal to the
                                              expiration date for the prior
                                              benefit period;
                                         b.)  the benefit basis will be adjusted
                                              to equal to your contract value as
                                              of the renewal date; and
                                         c.)  the minimum charge period will
                                              start over as of the renewal date.

                                    The rider charge for the renewal benefit period may differ from the prior rider charge, but will not exceed the maximum rider charge shown on the Rider Data Page. See Rider Section 3.1. We will send a new Rider Data Page to you with the information that is applicable to the renewal benefit period.

5.6  CAN THIS RIDER BE              You have the option to convert this rider to
     CONVERTED TO A GUARANTEED      a Guaranteed Minimum Withdrawal Benefit
     MINIMUM WITHDRAWAL             Rider provided:
     BENEFIT RIDER?
                                         a.)  this rider is in force with a
                                              benefit basis greater than zero;
                                         b.)  your written request for
                                              conversion is received in the home
                                              office at least thirty (30) days
                                              prior to a rider anniversary;
                                         c.)  the annuitant is age 85 or younger
                                              as of the date of conversion; and
                                         d.)  a Guaranteed Minimum Withdrawal
                                              Benefit Rider is available for
                                              this purpose at the time of
                                              conversion.

                                    If conversion is elected:

                                         a.)  the date of conversion will be the
                                              rider anniversary date following
                                              receipt of your request; and
                                         b.)  the benefit basis and lifetime
                                              benefit basis for the guaranteed
                                              minimum withdrawal benefit will be
                                              equal to your contract value as of
                                              the date of conversion.

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5.7  WHAT HAPPENS ON THE            On the expiration date, we will compare the
     EXPIRATION DATE?               benefit basis to your contract value.


                                    If the benefit basis is greater than your contract value:

                                         a.)  we will add the difference to your
                                              contract value in the same
                                              proportion that the value in each
                                              investment option has to the total
                                              value; and
                                         b.)  this rider will terminate.

                                    If the benefit basis is less than your
                                    contract value:

                                         a.)  there will be no adjustment to
                                              your contract value; and
                                         b.)  you may exercise one of the
                                              following options by written
                                              request:
                                              1.)  renew the benefit period as
                                                   described in Rider Section
                                                   5.5; or
                                              2.)  convert this rider to an
                                                   available Guaranteed Minimum
                                                   Withdrawal Benefit Rider as
                                                   of the benefit period
                                                   expiration date as described
                                                   in Rider Section 5.6.

                                    If you do not renew the benefit period or convert this rider, your contract value will be increased by an amount equal to all rider charges deducted during the most recent benefit period and this rider will terminate. The increase will occur on the expiration date and will be allocated pro-rata according to your purchase payment allocation then in effect.


CUNA Mutual Life Insurance Company
   A Mutual Insurance Company

/s/ Jeff Post

    President

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RIDER DATA PAGE                                       CONTRACT NUMBER:  12345678
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                     GUARANTEED MINIMUM ACCUMULATION BENEFIT

ANNUITANT(S)                                           ANNUITANT(S) ISSUE AGE(S)
------------                                           -------------------------
[John Doe]                                             [35]

OWNER(S)                                               RIDER ISSUE DATE
--------------                                         ----------------
[John Doe]                                             [September 15, 2005]

STEP-UP DATE:  [N/A or actual step-up date]

BENEFIT BASIS:  [$100,000]

START DATE:  September 15, 2005

EXPIRATION DATE:  September 15, 2015

WINDOW PERIOD:  [September 15, 2005 -- September 15, 2006]

MAXIMUM WINDOW PURCHASE PAYMENT:  [$200,000]

BENEFIT PERIOD:  [10 years]

CURRENT RIDER CHARGE:    [0.50%]

MAXIMUM RIDER CHARGE:   [1.00%]

MINIMUM CHARGE PERIOD:  [September 15, 2005 - September 15, 2012]

BENEFIT ALLOCATION MODEL:        100%  Balanced Fund

                                 Conservative 7-14 Years
                                      60%   Bond
                                      20%   Growth and Income Stock
                                       5%   Multi-Cap Growth Stock
                                      10%   High Income
                                       5%   Mid-Cap Stock

                                 Conservative 15+ Years
                                      40%   Bond
                                      30%   Growth and Income Stock
                                       5%   Multi-Cap Growth Stock
                                       5%   International Stock
                                      10%   High Income
                                       5%   Capital Appreciation Stock
                                       5%   Mid-Cap Stock

                                 Moderate 7-14 Years
                                      40%   Bond
                                      20%   Growth and Income Stock
                                       5%   Multi-Cap Growth Stock
                                       5%   International Stock
                                      10%   Mid-Cap Stock
                                      10%   High Income
                                      10%   Capital Appreciation Stock